EXHIBIT 32

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Spartan Motors, Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.	The Quarterly Report on Form 10-Q of the Company for the three month period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition at the end of such period and results of operations of the Company for such period.

Dated: November 6, 2009	/s/ John E. Sztykiel —————————————— John E. Sztykiel President and Chief Executive Officer

Dated: November 6, 2009	/s/ Joseph M. Nowicki —————————————— Joseph M. Nowicki Chief Financial Officer and Treasurer